INDEMNIFICATION AGREEMENT


     This Indemnification Agreement is entered into as of April --, 1999, between Cavion Technologies, Inc. (the "Company"), and ------------------ ("Indemnitee").

     The Company has determined that, due to the legal risks incurred by persons serving as officers and directors of corporations in the present business environment, it is in the best interest of the Company to offer contractual protection against such risks to its officers and directors, in order to attract the most qualified individuals to serve as officers and directors. In order to induce Indemnitee to serve as --------------- of the Company, the Company has agreed to provide Indemnitee with the protections set forth in this agreement. Indemnitee has agreed to serve the Company as -------------------------- on the condition that the Company provide Indemnitee with such protections. Therefore, in consideration of the foregoing and the terms of this agreement, the Company and Indemnitee hereby agree as follows:

1. DEFINITIONS. For purposes of this agreement, the following terms shall have the following meanings:

     "AGENT OF THE COMPANY" means any person who (1) is or was a director, officer, employee, fiduciary or other agent of the Company or a Subsidiary, or (2) is or was serving at the request of, for the convenience of or to represent the interest of the Company or a Subsidiary as a director, officer, employee, fiduciary or other agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     "CHANGE OF CONTROL" means any of the following events: (1) the acquisition by a third person, including a "group" as defined in
     Section 13(d)(3) of the Securities Exchange Act of 1934, of shares of the Company having (together with any shares of the Company held by such person at the time of such acquisition) 30% or more of the total number of votes that may be cast for the election of directors of the Company, (2) shareholder approval of the acquisition of the Company, or substantially all of its assets, by another entity or of a merger, reorganization, consolidation or other business combination to which the Company is a party or (3) the election during any period of twelve months or less of 33% or more of the directors of the Company where such directors were not in office immediately prior to such period.

     "CORPORATE STATUS" means the status of an Agent of the Company, and includes anything done or not done by an Agent of the Company in any such capacity.

     "DISINTERESTED DIRECTOR" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

     "EXPENSES" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise specifically compensated by the Company or any third party) actually and reasonably incurred by Indemnitee either in connection with the investigation, defense, adjudication, settlement or appeal of a Proceeding or in connection with establishing or enforcing a right to indemnification or advancement of Expenses under this agreement, the Articles of Incorporation or Bylaws of the Company, applicable law or otherwise; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding.

     "GOOD FAITH" means in good faith and (1) with respect to actions taken in the capacity of a director of the Company, in a manner Indemnitee reasonably believed to be in the best interests of the Company, (2) with respect to all other actions, in a manner Indemnitee reasonably believed to be not opposed to the best interests of the Company, and (3) with respect to any criminal Proceeding, with no reasonable cause to believe Indemnitee's conduct was unlawful. A director of the Company shall be deemed not to have acted in Good Faith with respect to a Proceeding charging improper personal benefit to the director if he or she is finally adjudged in such Proceeding to be liable on the basis that personal benefit was improperly received by him or her.

     "INDEPENDENT COUNSEL" means a lawyer or law firm that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent (1) the Company or Indemnitee in any matter material to either such party (except representation as Independent Counsel under this agreement or any similar agreement), or (2) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this agreement.

     "PROCEEDING" means any threatened, pending or completed action, suit or other proceeding whether civil, criminal, administrative, investigative or of any other type whatsoever.

     "SUBSIDIARY" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other Subsidiaries, or by one or more other Subsidiaries.

2.   INDEMNIFICATION.

     (a) GENERAL. In connection with any Proceeding, the Company shall indemnify and advance Expenses to Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. Without limiting the generality of the foregoing, the Company shall indemnify and advance Expenses to Indemnitee as provided in this agreement.

     (b) PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. If, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Company, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in Good Faith.

     (c) PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. If, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to any Proceeding brought by or in the right of the Company to procure a judgment in its favor, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding if Indemnitee acted in Good Faith. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company if applicable law prohibits such indemnification; provided, however, that indemnification shall nevertheless be made in such event to the extent that the court in which such Proceeding shall have been brought or is pending shall determine.

     (d) INDEMNIFICATION OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. If Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. For purposes of this Section 2(d) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, so long as there has been no finding (either adjudicated or pursuant to Section 4) that Indemnitee did not act in Good Faith.

     (e) INDEMNIFICATION FOR EXPENSES OF A WITNESS. If Indemnitee is, by reason of Indemnitee's Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified against all expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

3. ADVANCEMENT OF EXPENSES. The Company shall advance all reasonable Expenses which, by reason of Indemnitee's Corporate Status, were incurred by or on behalf of Indemnitee in connection with any Proceeding, within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably detail the Expenses incurred by Indemnitee and shall be accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses if it is ultimately determined that Indemnitee is not entitled to be indemnified against such Expense. Any undertaking to repay pursuant to this Section 3 shall be unsecured and interest free.

4.   PROCEDURES FOR DETERMINATION OF GOOD FAITH.

     (a) METHOD OF DETERMINATION. If required by Colorado Revised Statutes Section 7-109-106, a determination with respect to Indemnitee's Good Faith shall be made as follows:

          (1) If a Change of Control has occurred, unless Indemnitee shall request in writing that such determination be made in accordance with Section 4(a)(2) below, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

          (2) If a Change of Control has not occurred, the determination shall be made by the Board by a majority vote of a quorum consisting of Disinterested Directors. In the event that a quorum of the Board consisting of Disinterested Directors is not obtainable or such quorum of Disinterested Directors so directs, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

     (b) SELECTION AND PAYMENT OF INDEPENDENT COUNSEL. In the event that the determination of Good Faith is to be made by Independent Counsel pursuant to Section 4(a), the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this agreement.

     (c) AUTHORIZATION OF INDEMNIFICATION. In the event that a determination is made by Independent Counsel that Indemnitee acted in Good Faith, the Board shall, within fifteen (15) days after receipt of such determination, evaluate the reasonableness of the Expenses as to which indemnification is sought, and shall authorize payment of such Expenses as it determines are reasonable, and of all other amounts as to which indemnification is sought. The evaluation of Expenses shall be made in the Board's reasonable good faith judgment, and shall be subject to de novo review pursuant to Section 7(b).

     (d) FAILURE TO MAKE DETERMINATION. In the event that the Board fails or refuses to make a determination pursuant to Section 4(a)(2), or fails or refuses to authorize indemnification following a determination by Independent Counsel that Indemnitee has acted in Good Faith, within fifteen (15) days after receipt by the Company of the request for indemnification or the determination of Independent Counsel, as applicable, such failure or refusal shall be treated as a determination that Indemnitee is entitled to the indemnification sought.

     (e) PAYMENT. If the Board determines that Indemnitee has acted in Good Faith, payment to Indemnitee shall be made within ten (10) days after such determination. If Independent Counsel determines that Indemnitee has acted in Good Faith, payment to Indemnitee shall be made within ten (10) days after authorization pursuant to Section 4(c).

5. PROCEEDINGS INVOLVING THIS AGREEMENT. Notwithstanding any other provision of this agreement to the contrary, the Company shall indemnify and hold harmless Indemnitee against all Expenses incurred by Indemnitee in connection with any proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this agreement, unless a court of competent jurisdiction determines that each of the claims and/or defenses of Indemnitee in any such Proceeding was frivolous or made in bad faith.

6. NOTICE OF PROCEEDINGS. Promptly after receipt by Indemnitee of notice of the commencement or the threat of commencement of any Proceeding with respect to which Indemnitee believes that Indemnitee may be entitled to indemnification or the advancement of Expenses under this agreement, Indemnitee shall notify the Company in writing of the commencement or the threat of commencement thereof; provided, however, that Indemnitee's failure to provide any such notice shall not relieve the Company of any of its obligations under this agreement. Indemnitee shall have the right to retain control of the defense of such Proceeding.

7.   DISPUTES.

     (a) ADJUDICATION. In the event of a dispute arising under this agreement, Indemnitee, at Indemnitee's option, shall be entitled to an adjudication in an appropriate court of the State of Colorado, or binding arbitration to be conducted in Denver, Colorado by a single arbitrator pursuant to the rules of the CPR Institute for Dispute Resolution (or other rules as agreed).

     (b) DE NOVO REVIEW. In the event that the Board fails or refuses to authorize payment of indemnification in the amount sought following a determination pursuant to Section 4 of this agreement that Indemnitee has acted in Good Faith, any judicial proceeding or arbitration commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of that action of the Board.

8. LIMITATION OF ACTIONS AND RELEASE OF CLAIMS. No claim or cause of action shall be asserted by or in the right of the Company or a Subsidiary against Indemnitee or the spouse, heirs, estate, executors or administrators of Indemnitee, after the expiration of two (2) years from the date of the alleged act or omission of Indemnitee upon which such claim or cause of action is based; provided, however, that in the event that Indemnitee has fraudulently concealed the facts underlying such claim or cause of action, no claim or cause of action shall be asserted after the expiration of two (2) years from the earlier of the date the Company or any Subsidiary discovers such facts or the date the Company or any Subsidiary should have discovered such facts by the exercise of reasonable diligence, and any and all of such claims and causes of action of the Company or a Subsidiary against Indemnitee shall be extinguished and deemed released unless asserted by filing of a legal action within such period.

9. NON-EXCLUSIVITY; OTHER PROVISIONS. The benefits and rights provided to Indemnitee under this agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any law, the Articles of Incorporation or Bylaws of the Company, other agreements or otherwise.

10. INTERPRETATION. The parties hereto intend for this agreement to be interpreted and enforced so as to provide indemnification and advancement of Expenses to Indemnitee to the fullest extent which is now or hereafter allowed by applicable law and, in the event that the validity, legality or enforceability of any provision of this agreement is in question, such provision shall be interpreted in a manner such that the provision will be valid, legal and enforceable to the greatest extent possible. For purposes of this agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law.

11. CHANGE OF LAW. If Title 7, Article 109 of the Colorado Revised Statutes, or any successor statute, is hereafter amended (the "Amended Statute") in a manner that expands the authority of the Company to indemnify or advance Expenses to Indemnitee, this agreement shall thereupon be deemed modified to provide for indemnification of and advancement of Expenses to Indemnitee to the fullest extent allowed by the Amended Statute.

12. TERM OF INDEMNIFICATION. The term of this agreement and all obligations of the Company hereunder shall continue during the period Indemnitee is an Agent of the Company and shall continue thereafter so long as Indemnitee is subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was serving as an Agent of the Company.

13. SEVERABILITY. If any provision of this agreement is held by a court of competent jurisdiction to be invalid or unenforceable for any reason whatsoever, the validity and enforceability of the remaining provisions of this agreement shall not in any way be affected or impaired thereby, and to the fullest extent possible the other provisions of this agreement shall be construed so as to give effect to the intent manifested by the provision held invalid or unenforceable and to give effect to Section 10 hereof.

14. NOTICES. All notices under this Agreement will be in writing and deemed given upon receipt, by (1) personal delivery, (2) telephonically confirmed fax, (3) receipted courier service or (4) certified or registered mail, return receipt requested, addressed to the address shown on the signature page of this agreement (or any new address provided by written notice). Refusal to accept delivery will be deemed receipt.

15. GENERAL. This agreement may be executed in one or more counterparts, each of which shall be an original but all of which shall constitute one and the same agreement. The headings in this agreement are for convenience and shall not limit the interpretation of the text. This agreement shall be governed by the laws of the State of Colorado, as applied to contracts between Colorado residents entered into and to be performed entirely within Colorado. The terms of this agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto. Except as expressly provided herein, no modification or amendment of this agreement shall be binding unless executed in writing by both parties. No waiver of any provision of this agreement shall be deemed a continuing waiver or a waiver of any other provision.

     IN WITNESS WHEREOF, the Company and Indemnitee have executed this Indemnification Agreement as of the date first given above.


CAVION TECHNOLOGIES, INC.               INDEMNITEE



By:---------------------                ---------------------------------
     David J. Selina
     President

Cavion Technologies, Inc.               ---------------------------------
7475 Dakin Street, Suite 607            ---------------------------------
Denver, Colorado  80221-6920            ---------------------------------
Attn: President                         ---------------------------------
Fax: 303-657-8210                       ---------------------------------
Voice: 303-657-8212                     ---------------------------------